Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-1 (File No. 333-276585) and Form S-8 (File No. 333-269058) of Siebert Financial Corp. (the Company) of our report dated May 10, 2024, relating to the consolidated financial statements for the year ended December 31, 2023, which appears in this annual report on Form 10-K for the year ended December 31, 2024.

/s/ BAKER TILLY US, LLP

New York, New York

March 28, 2025